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                                                                       Exhibit 5
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                           SIMPSON THACHER & BARTLETT
             A Partnership which includes Professional Corporations
                              425 Lexington Avenue
                            New York, New York 10017


                                                                 October 9, 1996



BY EDGAR TRANSMISSION
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ACNielsen Corporation
177 Broad Street
Stamford, CT  06901



Ladies & Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") of ACNielsen Corporation, a Delaware corporation (the "Company"), which you intend to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating, among other things, to the acquisition by employees of the Company or one or more of its subsidiaries who are participants in the ACNielsen Savings Plan (the "Plan") of up to 600,000 shares (the
"Shares") of common stock, par value $.01 per share (the "Common stock"), of the Company. We understand that the Plan provides that the Plan Trustee may acquire Shares for distribution to participants in the Plan by means of purchases of Shares by the Trustee at their then fair market value in the open market. Alternatively, at the discretion of the Company, the Trustee will purchase
Shares from the Company. These Shares will be purchased at the market price of the Shares at the end of the month in which they are purchased or contributed.
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ACNielsen Corporation                 -2-                        October 9, 1996


         We have examined an executed copy of the Registration Statement (including the exhibits thereto) and originals, or copes certified or otherwise identified to our satisfaction, of such documents and records of the Company and we have made such other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.

         We hereby advise you that in our opinion, assuming effectiveness of the Registration Statement under the Securities Act, if the Company exercises its option under the Plan to authorize the original issuance of Shares to the Trustee of the Plan, such originally issued Shares, when duly authorized, issued and sold as contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and we express no opinion herein other than with respect to the laws of the State of New York, the federal law of the United States of America and the Delaware General Corporation Law.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Simpson Thacher & Bartlett
                                               SIMPSON THACHER & BARTLETT